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                                                                    EXHIBIT 99.8

                                CONTRACT OF SALE

       AGREEMENT (this "Agreement") made as of this 15th day of September, 2000, between First Union Real Estate Equity and Mortgage Investments, an Ohio unincorporated association in the form of a business trust, having an address at 551 Fifth Avenue, Suite 1416, New York, New York 10176 ("Seller" and sometimes referred to herein as "FUR") and Radiant Investors LLC, a Delaware limited liability company, having an address at c/o Radiant Partners LLC, 551 Fifth Avenue, Suite 1416, New York, New York 10176 ("Purchaser").

                              W I T N E S S E T H :

       WHEREAS, Seller is the owner of Long Street Garage, Columbus, Ohio ("Long Street Garage"), as more particularly described in Schedule A annexed hereto and made a part hereto, and

       WHEREAS, the land demised and described in Schedule A is referred to as the "Land"; and

       WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to the Property (as hereinafter defined)

       NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

                  1. Sale-Purchase. (a) Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions of this Agreement, fee simple title in and to the Long Street Garage together with the buildings and improvements located on the Land (the "Building"; and the Building and the Land are hereinafter

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collectively referred to as the "Premises"), and all of Seller's right, title and interest, if any, in, to and under (A) all easements, rights of way, privileges, tenements, hereditaments, appurtenances, strips, gores and other rights pertaining to the Premises (including, without limitation, the easements, access rights and other rights provided in reciprocal access and easement agreements and operating agreements affecting the Premises) (collectively, the "Appurtenances"); (B) any land in the bed of any street, road, avenue, alley, passage, common areas and other rights-of-way, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to said Premises by reason of change of grade of any street occurring after the Proration Date (as hereinafter defined) (collectively, the "Adjoining Land");
(C) the fixtures, equipment, machinery, furniture, furnishings, maintenance vehicles and equipment, tools, appliances, supplies and other items of personal property of every kind and description (and replacements and substitutions thereof), now owned or hereafter acquired by Seller and contained in or on, or used in connection with, the ownership, maintenance, use, occupancy and operation of the Premises (collectively, the "Personalty"); (D) all leases, subleases, lettings, licenses and other occupancy agreements and agreements governing the use of garage or parking lot spaces, and all amendments, modifications, supplements, additions, extensions and renewals thereof as permitted hereunder, and, except as expressly provided herein, security and other deposits thereunder affecting the Premises (collectively, "Leases"); (E) subject to the provisions of Section 21 hereof, all service agreements, maintenance agreements, supply agreements, union agreements and any other contracts and agreements affecting the Premises and all income therefrom (collectively, "Contracts"); (F) any assignable licenses, permits, approvals and certificates required or used in or relating to the ownership, use, maintenance, occupancy or operation of any part of the

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Premises (the "Licenses"); and (G) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Premises or any part thereof, all construction contracts and subcontracts; all warranties or guaranties given in connection with work performed at or on the Premises; all available tenant lists and data, all available lists of parkers and data, correspondence with past, present and prospective tenants, parkers, vendors, suppliers, utility companies and other third parties, booklets, manuals and promotional and advertising materials concerning the Premises or any part thereof, all trade names and trade marks pertaining to the Premises, and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Premises or any part thereof (collectively, the "Intangible Property"). The Land, the Building, the Appurtenances, the Adjoining Land, the Personalty, the Leases, the Contracts, the Licenses, and the Intangible Property are hereinafter collectively referred to as the "Property" or the "Sale Assets".

       2. Purchase Price. (a) Purchaser shall pay to Seller for the Sale Assets the sum of FIVE MILLION TWO HUNDRED THOUSAND ($5,200,000) DOLLARS (the "Purchase Price"), subject to apportionments to be made as provided in this Agreement. Purchaser shall pay the Purchase Price as follows:

              (i) Within one (1) business day after Purchaser has received a fully executed counterpart of this Agreement, THREE HUNDRED FIFTY THOUSAND ($350,000) DOLLARS by Purchaser, at its election, delivering its check to Stroock & Stroock & Lavan LLP (the "Escrowee"), payable to the order of "Stroock & Stroock & Lavan LLP, as Escrowee", subject to collection, or by wire transfer to the Escrowee of immediately available

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Federal funds in New York City (the "Deposit"), provided, however, if the
Deposit is not received by Escrowee within one (1) business day after Purchaser has received a fully executed counterpart of this Agreement, Sellers, at their option, may declare this Agreement, null, void and of no force and effect, and may pursue its remedies against Purchaser upon said Deposit, or in any other manner permitted by law, such remedies being cumulative;

              (ii) FOUR MILLION EIGHT HUNDRED FIFTY THOUSAND ($4,850,000) DOLLARS (the "Cash Balance"), as adjusted by the apportionments to be made as provided for in this Agreement, payable at the Closing by wire transfer to Seller, or such persons or entities as Seller may designate, of immediately available Federal funds in New York City. Seller shall provide wiring instructions to Purchaser at least forty-eight (48) hours prior to Closing

              (b) Notwithstanding any provisions in this Agreement to the contrary, it shall not be a condition to the Closing hereunder that the Mortgage be assumed by and assigned to the Purchaser; it being expressly understood that Seller shall pay off such Mortgage contemporaneously with the Closing hereunder.

              (c) As additional consideration for the conveyance of the Sale Assets to Purchaser, Purchaser shall assume as of the Closing all liabilities arising out of (i) except as set forth in Section (2)(c)(ii) below, the ownership, operation and use of the Sale Assets from and after the Proration Date as though Purchaser acquired title to the Sale Assets at 11:59 p.m. on said date, (ii) Capital Expenditures(as herein defined) for the Properties committed to by Seller and/or any of its respective agents and/or authorized representatives after May 9, 2000, (which shall include, without limitation, those expenditures set forth on Schedule C annexed hereto), and (iii) subject to the provisions of Section 21(i), all environmental liabilities which shall arise from

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and after the Proration Date, (collectively, "Assumed Liabilities"), and shall indemnify Seller from and against any and all losses, liabilities, costs, damages, claims and expenses (including reasonable attorneys' fees and expenses) which Seller may incur by reason of, or arising out of, or resulting from any or all Assumed Liabilities; provided, however, Assumed Liabilities shall not include any and all accrued and/or unpaid Purchaser Expenses (as such term is defined in Section 6B(b) hereof), which accrued and unpaid Purchaser Expenses shall remain the obligation of Seller to satisfy. For purposes of this Agreement, the term "Capital Expenditures" shall mean those expenses set forth on Schedule C and to the extent not otherwise set forth on Schedule C (1) expenses which in accordance with generally accepted accounting principles cannot be expensed within the year in which such cost shall be incurred, (2) tenant improvement costs that Seller shall be required to pay for pursuant to a Lease and (3) brokerage commissions that Seller shall be required to pay with respect to a Lease; provided, however, that for purposes of this Agreement, Seller shall have no obligation to pay for any tenant improvement costs or brokerage commissions that shall be payable by a Seller on account of a Lease or a renewal, extension, expansion or modification of a Lease that was entered into or exercised after May 9, 2000. The obligation of Purchaser under this Section 2(c) shall survive the Closing. Seller and Purchaser shall, from time to time, update Schedule C to reflect new information as it is available, and appropriate monetary adjustments shall be made as needed.

              (d) The party hereunder that shall be entitled to receive the Deposit shall receive all interest that shall have accrued thereon, and no interest on the Deposit that shall be delivered to Seller shall be deemed to be credited against the Purchase Price.

              (e) The Deposit, together with all interest thereon, shall be held by Escrowee in accordance with Section 23 hereof.

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       3.     Permitted Encumbrances. Subject to the terms and provisions of this Agreement, title to the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to the following matters as they pertain to the applicable Property (collectively, the "Permitted Encumbrances"):

              (a) the state of facts shown on the survey described on Schedule D annexed hereto and made a part hereof (the "Survey") and any other state of facts which the Survey brought down to date might disclose or that any other accurate survey might show;

              (b)    the applicable Leases;

              (c) all of the title exceptions specifically set forth on Schedule E-2 attached hereto and made a part hereof (other than those items listed on the Title Report set forth in Schedule F-1 hereto that shall be marked with the words "omit"):

              (d) right, lack of right, or restricted right of Seller to construct and/or maintain (and the right of any Governmental Authority (as herein defined) to require the removal of) any vault or vaulted area, in or under the streets, sidewalks or other areas abutting the Property and any applicable licensing statute, ordinance and regulation, and the terms of any license pertaining thereto;

              (e) all presently existing and future liens of (i) real estate taxes and (ii) water rates, water meter charges and vault taxes, water frontage charges and sewer taxes, rents and charges provided that the same shall be apportioned as provided in this Agreement;

              (f) all violations of laws, ordinances, codes, orders, restrictions, requirements or regulations of any Governmental Authority applicable to the Property whether or not noted in the records of or issued by, any Governmental Authority, existing on the Closing

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Date; "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local;

              (g) such matters as the Title Company (as hereinafter defined) shall be willing, without special premium to Purchaser, with respect to the title insurance policy issued by the Title Company to Purchaser and any lender with respect to the Property on the Closing Date (collectively, the "Title Insurance Policy"), to omit as exceptions to coverage or, with respect to the Title Insurance Policy issued to Purchaser only, except with insurance against collection out of or enforcement against the Property;

              (h) variations between the tax lot lines and the legal description of the Property set forth on Schedule A;

              (i) all present and future laws, ordinances, codes, orders, restrictions, requirements and regulations, including, without limitation, zoning, building and environmental laws, ordinances, codes, restrictions, requirements and regulations, of all Governmental Authorities having or asserting jurisdiction over the Property and the use thereof;

              (j) so long as the Title Company shall omit the same from the Title Insurance Policy, any financing statements, chattel mortgages, conditional bills of sale or other form of security interest against personalty, encumbering personalty not owned by Seller or filed more than five (5) years prior to the Closing Date;

              (k)    in addition to those Permitted Encumbrances described in
Section 3(d) above, all other utility company rights, easements and franchises to maintain and operate lines, poles, wires, cables, pipes, distribution boxes and other fixtures and facilities in, over, under and upon the Premises;

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              (l)    in addition to the state of facts described in Subsection
(a) of this Section 3, all other projections and/or encroachments of retaining walls, steps, fences or similar projections of objects on, under or above any adjoining streets of the Premises (or any property adjoining the Premises), or within any set-back areas, and encroachments of similar elements projecting from adjoining property over the Premises and variations between the lines of record title and fences, retaining walls, hedges, and the like;

              (m)    in addition to those Permitted Encumbrances described in
Section 3(d) above, all other covenants, conditions, restrictions, easements, reservations and agreements of record, provided same are not violated by the existing structures or the present uses; and

              (n) subject to Section 4(a), all other liens affecting the Property except for the following (collectively, the "Seller Title Exceptions"):

                     (i) liens arising from any of the shareholder lawsuits described in Section 22 hereof;

                     (ii) liens arising from claims by any broker for a commission, fee or other compensation in connection with this transaction if the same arose by, through or on account of any alleged act of Seller or any of Seller's representatives (other than Radiant Partners LLC ("Radiant"));

                     (iii) liens arising from any affirmative action or omission by Seller which (A) pertains to the Property or any other asset which is the subject of the Asset Management Agreement (as hereinafter defined), and
(B) was undertaken without the actual knowledge of Radiant;

                     (iv) liens arising from any action by a Seller which do not pertain to the Sale Assets;


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                     (v)    liens arising from the use, ownership and management
of the Property which Seller, pursuant to Section 4(c), Section 6A(f) and
Section 6A(l) hereof, shall be responsible to pay for; and

                     (vi) any fines, judgments and/or penalties payable in conjunction with any violations noted in the records of any Governmental Authority against the Property prior to the Proration Date.

       4.     Title Insurance.

              (a) Purchaser acknowledges that it has previously received the title report set forth on Schedule E-1 (the "Title Report"). Based on Purchaser's review of the Title Report, as of the date hereof, and their acceptance of same, there are no Title Objections (as hereinafter defined) set forth therein which do not constitute Permitted Encumbrances other than as set forth on Schedule E-2 attached hereto. Purchaser shall at its own cost and expense, order an update of the Title Report from First American Title Insurance Company (the "Title Company") and shall instruct the Title Company to furnish a copy of such updated Title Report (the "Commitment") to Seller's attorneys, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn:
Peter A. Miller, Esq., simultaneously with its delivery of same to Purchaser or its attorneys. Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate any exceptions to title which are not Permitted Encumbrances or which the Title Company refuses to omit from the Commitment ("Title Objections") by the Closing Date, Seller may, in accordance with the provisions of Section 5 hereof, adjourn the Closing, from time to time, in order to attempt to eliminate such Title Objections. Seller shall not be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title to the

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Property to be in accordance with the terms of this Agreement on the Closing
Date, except as otherwise set forth in Subsection 4(c) hereof. If, pursuant to the terms of this Agreement, Seller does not elect or is unable to eliminate any such other Title Objections, then, subject to the provisions of Subsections 4(b) and 4(c) hereof, Purchaser may, by notice given to Seller by the date which is the earlier of the Closing Date or thirty (30) days after Seller shall have delivered a notice to Purchaser stating that it will not eliminate such other Title Objections, either (i) elect to accept the Property subject to such other Title Objections, without any abatement of the Purchase Price, or (ii) terminate this Agreement, in which event, Escrowee shall disburse the Deposit hereunder to Purchaser. Upon termination of this Agreement pursuant to the provisions to this
Section 4(a) neither party hereto shall have any further obligations hereunder other than those arising under Section 10 and 23 hereunder.

              (b) If on the Closing Date there are any liens or encumbrances which Seller is obligated to satisfy under this Agreement or shall otherwise elect to satisfy, Seller may use any part of the Cash Balance portion of the Purchase Price to discharge the same, either by payment or by procuring a bond satisfactory to the Title Company.

              (c) If the Property is subject to a lien which was filed against the Property with the consent of Seller or arising out of an affirmative act of Seller (each a "Consensual Lien") and such Consensual Lien is in a liquidated amount that may be satisfied by the payment of money only, then Seller shall (i) be obligated to discharge the same by payment or bonding and
(ii) shall cause the Title Company to omit the same from the Title Policy.

              (d) If the Title Report discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall, if requested, deliver to the Title Company affidavits showing that such judgments, bankruptcies


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or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over the same.

       5. Closing Date. (a) Subject to the satisfaction of all of the Conditions to Closing, as set forth in Section 20 hereof, the closing of title (the "Closing") shall take place at 10:00 A.M. on the earlier to occur of (A) the second (2nd) business day after FUR shall notify the Purchaser that it has received the Shareholder Ratification (as hereinafter defined in Section 16 hereof) and (B) December 29, 2000. The Closing shall occur, at the office of the Escrowee, 180 Maiden Lane, New York, New York or at the offices of Purchaser's lender or its attorneys. Except as hereinafter set forth, TIME SHALL BE OF THE ESSENCE, with respect to Purchaser's and Seller's obligation to close hereunder as of December 29, 2000. TIME SHALL BE OF THE ESSENCE, with respect to Purchaser's obligation to close hereunder as of December 29, 2000 or if Seller, in accordance with the terms of this Section 5(a) shall have adjourned the Closing, as of the date that the Closing shall have been adjourned to by Seller. Solely in the event that FUR has not held a shareholder meeting to obtain the Shareholder Ratification, Seller, subject to Section 5(b) below, Seller shall have the right to adjourn the Closing, from time to time, to any date prior to April 30, 2001.

              (b)    Intentionally deleted.

              (c) If a lender shall not extend its outside date, TIME SHALL BE OF THE ESSENCE, with respect to Seller's obligation to close hereunder as of December 29, 2000 or, if Purchaser, in accordance with the terms of Section 5(a) shall have adjourned the Closing, as of the date that the closing shall have been adjourned to by Purchaser. If Seller shall fail to close hereunder as of such date as to which TIME SHALL BE OF THE ESSENCE as to Seller's


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obligation to close hereunder, this Agreement shall terminate and the Deposit shall be disbursed to Purchaser, together with all interest earned thereon.

              (d) If the Purchase Price shall not be received by Sellers by 5:00 p.m. (New York time) on the Closing Date (as defined below), the Closing Date for purposes of this Agreement, shall be deemed to have occurred on the next succeeding business day. If requested by Purchaser, Seller shall endeavor to "pre-close" this transaction on one or more business days preceding the Closing. Upon payment of the balance of the Purchase Price by Purchaser, in the manner provided in Section 2 hereof, Seller and Purchaser shall contemporaneously therewith deliver to each other the documents referred to in
Section 14 hereof. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date".

       6.     Apportionments.

       A. For purposes of this Agreement, the "Proration Date" shall be May 31, 2000, as of 11:59 p.m. on such date, so that Purchaser shall be treated, for purposes of this Section 6A, as if Purchaser was the owner of the Property and was entitled to any revenues and was responsible for any expenses from and after June 1, 2000 (other than as provided in Subsection 6A(l) hereof). Any apportionments and prorations which are not expressly provided for below shall be made in accordance with the customs of the respective municipalities or counties, as applicable, in which the Property is located. Purchaser and Seller shall prepare a schedule of adjustments for each Premises ("Schedule of Adjustments") prior to the Closing Date. Such adjustments, if and to the extent known as of the Closing, shall be paid at Closing by Purchaser to Seller for whom the prorations for the Property result in a net credit to Seller or by Seller to Purchaser if the prorations for the Property result in a net credit to Purchaser, by increasing or reducing, as the case may be, the amount of the portion of the Cash Balance to be


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paid by Purchaser at the Closing to Seller. Any such adjustments not capable of being determined as of the Closing shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, in cash as soon as practicable following the Closing. Any apportionment or proration errors made at the Closing are subject to correction if written notice thereof is given within one hundred eighty (180) days after the Closing. Purchaser and Seller shall each act promptly and reasonably in connection with determining the prorations under this
Section 6. This Section 6 shall survive the Closing.

              (a) (i) Interest on the Mortgage (as described in Schedule B annexed hereto and made a part hereof) shall be prorated on an accrual basis. All interest payable under the Mortgage accruing and not paid prior to the Proration Date shall be the obligation of Seller, and Purchaser shall be credited with an amount equal to such accrued and unpaid interest. Purchaser shall be responsible for all interest payable under the Mortgage and accruing after the Proration Date;

                     (ii) At Closing, Seller shall be entitled to receive all monies in any tax and insurance reserve account that shall be released by the holder of the Mortgage, provided that in the event that the amount any such tax and insurance reserve that is released to Seller shall be greater than the amount of the balance of such tax and insurance reserve account as of the Proration Date, the amount of such excess shall be credited against the Cash Balance due from Purchaser at Closing and if the amount of any such tax and insurance reserve released to Seller shall be less than the amount of the balance of such tax and insurances reserve account as of the Proration Date, the amount of the Cash Balance due from Purchaser at Closing shall be increased by the amount of such difference. Seller and Purchaser shall, from time to time, update Schedule G to reflect new information as it is available.


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                     (iii)  Except as otherwise set forth in Subsection
6A(a)(ii) above and Subsection 6A(a)(iv) below, at Closing, Purchaser shall be entitled to all monies held in any operating reserve account, ground rent reserve account, and any other reserves, escrows or escrow deposits (collectively, the "Other Escrows") made with, or held by, the holder of the Mortgage, as of March 31, 2000. Seller shall be entitled to retain the monies in the Other Escrows which are released to Seller by the holder of the Mortgage and Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of the Other Escrows held by the holder of the Mortgage as of March 31, 2000 and in the event that the amount of the Other Escrows released to Seller in accordance with the terms of the immediately preceding sentence shall be greater than the amount of the Other Escrows as of the Proration Date, the amount of such excess shall also be credited against the Cash Balance due at Closing.

                     (iv) At Closing, Purchaser shall be entitled to all monies held in any capital expenditure reserve ("Capital Expenditures Escrow") made with or held by, the holder of the Mortgage, as of March 31, 2000. Seller shall be entitled to retain the monies in the Capital Expenditures Escrow which are released to Seller by the holder of the Mortgage, but, in such case, Purchaser shall be entitled to a credit against the Cash Balance due at Closing in the amount of the Capital Expenditures Escrow as of March 31, 2000 and, in the event that the amount of the Capital Expenditures Escrow released to Seller in accordance with the terms of the immediately preceding sentence shall be greater than the amount of the Capital Expenditures Escrow as of the Proration Date, the amount of such excess shall also be credited against the Cash Balance due at Closing.



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              (b)    Rentals. "Rental" or "Rentals" as used herein includes
fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass-throughs, parking charges, utility charges, common area maintenance or management charges, administrative charges, and other sums and charges payable by Tenants (as hereinafter defined) under the Leases (all tenants, licensees, occupants and such other parties occupying space pursuant to a Lease shall herein be referred to individually as a "Tenant" or collectively as the "Tenants"). Subject to the provisions of Subsections 6(c) and 6(d) hereof, Rentals shall be prorated at the Closing. Seller shall be entitled to all Rentals accruing on or prior to the Proration Date and Purchaser shall be entitled to all Rentals accruing after the Proration Date. Purchaser shall not be entitled to any credit or adjustment for any free rent or abated rent accruing after the Proration Date.

              (c) Delinquent Rentals. Fixed monthly rentals are delinquent when payment thereof is due on or prior to the Proration Date but has not been made by the Proration Date (any such fixed monthly rentals that shall not be paid prior to the Proration Date being "Delinquent Rentals"). Delinquent Rentals shall be prorated between Purchaser and Seller as of the Proration Date but shall not be paid or credited until they are actually collected by Purchaser or Seller, as the case may be. Any fixed monthly rentals collected by Purchaser or Seller, as the case may be, after the Proration Date less any costs of collection (including reasonable attorneys fees) reasonably allocable thereto shall be applied first to Delinquent Rentals, if any, and paid to Seller promptly upon receipt thereof in the amount of such Delinquent Rentals, then to fixed monthly rentals that shall accrue after the Proration Date and paid to Purchaser (but only at or after the Closing). Notwithstanding the foregoing, if a Tenant shall be disputing the amount of the Delinquent Rentals that such Tenant shall owe to Seller, in such case, prior to the resolution



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of such dispute, Seller, to the extent of such disputed Delinquent Rentals, shall not be entitled to receive payment of such Delinquent Rentals. Following the resolution of any dispute with a Tenant regarding the amount of Delinquent Rentals that such Tenant shall owe to the applicable Tenant, Purchaser shall pay to Seller, an amount equal to the lesser of (i) the amount of Delinquent Rentals that it is ultimately determined that such Tenant shall owe to Seller and (ii) the amount of payments of fixed monthly rentals that Purchaser shall have received pursuant to this Section 6(c). Seller shall have the right to settle and/or compromise any dispute with a Tenant regarding any disputed Delinquent Rentals and in no event shall Purchaser have the right to settle and/or compromise any such dispute. Purchaser shall use reasonable efforts to collect Delinquent Rentals but shall have no obligation to commence a legal proceeding to collect such sums. Seller retains the right after the Closing to bring an action for damages against tenants for the recovery of Delinquent Rentals, provided, however, in no event shall any such action involve the termination of such tenant's Lease or the eviction of such tenant. The parties confirm that all amounts due and payable in respect of Leases which have expired or otherwise terminated prior to the Proration Date shall be the sole property of the applicable Seller and, notwithstanding anything to the contrary contained herein, Seller may take such actions as it desires to collect such amounts. Notwithstanding the provisions of this Subsection 6(c) to the contrary, any amount collected by Seller applicable to the period of time prior to the Proration Date in connection with any such action shall be retained by Seller. Seller and Purchaser shall from time to time for a period of one (1) year following the Closing, and upon request of the other party, provide the requesting party with reasonably detailed information regarding the status of such party's collection of Delinquent Rentals.





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              (d)    Operating Cost Pass-Throughs, Etc. Operating cost
pass-throughs, utility charges, common area maintenance charges, administrative charges, percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by Tenants which accrue as of the Proration Date but are not then due and payable or collected ("Pass-Throughs"), shall be prorated as of the Proration Date; provided, however, no payment or credit thereof shall be made to Seller unless and until Purchaser and/or Seller collects same from the Tenants. All such amounts payable by Tenants for the period accruing prior to the Proration Date shall belong to the applicable Seller and all such amounts payable by Tenants for the period accruing after the Proration Date shall belong to Purchaser. Any Pass-Throughs collected by Purchaser or Seller, as the case may be, after the Proration Date (less any costs of collection, including reasonable attorneys fees reasonably allocable thereto) shall be applied (i) first, if a Tenant making a payment shall designate the receivable against which such payment shall be applied, in accordance with such Tenant's written direction, and (ii) second, against such fiscal or calendar period for which the Pass-Throughs pertain and in which the Proration Date shall occur, it being agreed that the Pass-Throughs shall be allocated between Seller and Purchaser based upon the portion of such fiscal or calendar period that shall occur prior to the Proration Date and the portion of such fiscal or calendar period that shall occur after the Proration Date, (iii) third, to Pass-Throughs for the period that occurs after the period described in clause (ii) above and (iv) fourth, to the period that occurs prior to the period described in clause (ii) above.

              (e) Taxes. Real estate taxes (including business improvement district charges) on the Property (excluding taxes paid directly to the taxing authority by Tenants or parties to a reciprocal easement agreement) shall be prorated based on the actual current tax bill. If such tax bill has not yet been received by the Closing Date, then Purchaser and Seller shall estimate the real estate taxes based upon Purchaser's and Seller's good faith estimate of the change in the amount of the previous year's tax bill and Purchaser and Seller shall after the Closing re-prorate the real estate taxes as soon as the actual current tax bill is available. All amounts payable for real estate taxes accruing through the Proration Date shall be the obligation of Seller and all amounts payable for real estate taxes accruing after the Proration Date shall be the obligation of Purchaser. If, after the Closing Date, any additional or supplemental real estate taxes are assessed against a Property by reason of back assessments, corrections to previous tax bills or other events occurring prior to the Proration Date, Purchaser and Seller shall re-prorate the real estate taxes following the Closing. Any delinquent taxes on a Property shall be paid at the Closing from funds accruing to the applicable Seller.

              (f) Operating Expenses. All utility service charges and fees for sewer, water, electricity, heat and air conditioning service, other utilities, fuel oil, elevator maintenance, taxes other than real estate taxes such as rental taxes, reciprocal easement agreement charges and fees, management fees, insurance, other ordinary and customary expenses incurred by a Seller in operating the Property that Seller reasonably and customarily pays, and all other costs incurred in the ordinary course of business of Seller in connection with the operation of the Property, shall be prorated on an accrual basis. Seller shall be responsible for all such expenses that accrue through the Proration Date and Purchaser shall be responsible for all such expenses which are payable or accrue after the Proration Date. Seller shall be credited with an amount equal to any prepaid expenses which relate to the period after the Proration Date and Purchaser shall be credited with an amount equal to any unpaid expenses which relate to the period prior to the Proration Date, but only if such expenses shall have been paid by Seller after the Proration Date and prior to the Closing Date. Operating expenses that have been paid directly by a tenant shall not be prorated.

              (g) Tenant Deposits. Purchaser shall be credited with and Seller shall be debited with the sum of any Tenant security deposits (and any interest due to Tenants thereon) held by Seller pursuant to the terms of the respective Leases; provided, however, Seller shall be entitled to retain any administrative fees allowed by law that shall have accrued on such Tenant security deposits as of the Proration Date.

              (h)    Intentionally deleted.

              (i) License and Permit Fees. Periodically recurring governmental fees for transferable Licenses issued in respect of the Premises for the use of any part thereof, if assignable and to the extent assigned, shall be prorated between Purchaser and Seller as of the Proration Date on an accrual basis. Seller shall be responsible for all amounts due thereunder which accrue through the Proration Date and Purchaser shall be responsible for all amounts which accrue after the Proration Date.

              (j) Capital Expenditures. If (i) Seller, prior to the Proration Date, shall have paid for any Capital Expenditures that shall have been committed to after May 9, 2000, Seller shall be entitled to a credit in the aggregate amount of such payments, (ii) Seller at any time after the Proration Date, shall have paid for any Capital Expenditures that shall have been committed to by Seller prior to May 9, 2000, Purchaser shall be entitled to a credit at Closing in the aggregate amount of such payments, (iii) any Capital Expenditures for the Property committed to by Seller and/or any of its respective agents and/or authorized representatives prior to May 9, 2000 shall not have been performed by Seller prior to the Closing Date, Purchaser shall be entitled to a credit at Closing in the amount of the value of such Capital Expenditures that shall not have been performed and (iv) if any Capital Expenditures of the nature described in clauses (2) and
(3) of the definition of Capital Expenditures which were committed to prior to May 9, 2000 shall remain unpaid as of the Proration Date, Purchaser shall be entitled to a credit in an amount equal to the aggregate amount of such unpaid Capital Expenditures but only if such unpaid Capital Expenditures shall have been paid for by Seller after the Proration Date and prior to the Closing Date.

              (k) Other. Any other customary adjustments made in connection with the sale of properties similar in type to the Property shall be prorated between Purchaser and Seller as of the Proration Date.

              B.     (a)    Supplementing the provisions of Section 6A above, as
to the Property, if the aggregate amount of Purchaser Revenue (as hereinafter defined) that Seller shall receive after the Proration Date shall be greater than the amount of Purchaser Expenses (as hereinafter defined) that Seller shall have incurred and/or paid for after the Proration Date, the Purchase Price for the Property shall be decreased by the amount of such excess. In the alternative, as to the Property, if the aggregate amount of the Purchaser Revenue that Seller shall receive after the Proration Date shall be less than the amount of Purchaser Expenses that Seller shall have incurred and/or paid for after the Proration Date, the Purchase Price for the Property shall be increased by the amount such Purchaser Expenses exceed Purchaser Revenue.

                     (b) For purposes of this Agreement, the term "Purchaser Revenue" shall mean all revenues that Seller shall receive from the operation of the Property after the Proration Date which Purchaser, pursuant to the provisions of Section 6A above, shall be entitled to receive and the term "Purchaser Expenses" shall mean all expenses arising from the use, operation and management of a Property, including Capital Expenditures, which Seller shall have incurred (whether or not payment shall have been made) from and after the Proration Date

(or in the case of Capital Expenditures, including, without limitation, tenant improvement expenses from and after May 9, 2000).

       7. Assessments. If, on the Proration Date, the Premises or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, and the first installment is then a charge or lien or has been paid, then for the purposes of this Agreement all the unpaid installments shall be deemed to be due and payable and to be a lien upon the Premises and shall be paid and discharged by Seller as of the Closing Date.

       8.     Condition of the Sale Assets.

              (a) Seller will permit Purchaser, for itself or on behalf of, or in conjunction with its prospective lenders or equity investors and each of their respective agents and representatives, the right to inspect the Building and review the books, records and Property files of Seller and to conduct or cause to be conducted such tests, evaluations and assessments of the Property as may be necessary, appropriate or desirable in connection with the acquisition of the Property, provided, however, that all such inspections, tests, evaluations and assessments (collectively, "Inspection Activities") shall hereafter be subject to the following conditions:

                     (i) No Inspection Activity which involves boring, digging, drilling or other physical intrusion of the Property shall be conducted without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

                     (ii) Purchaser shall promptly restore the Property, at
              Purchaser's sole cost and expense, to the state and condition it was in prior to being disturbed or damaged by any Inspection Activity.

                     (iii) Any Inspection Activity conducted with respect to the
              Building shall not be unreasonably intrusive and shall not have any adverse effect on the structural integrity of the Building.

                     (iv) No Inspection Activity shall be conducted inside the
              space demised to any Tenant or otherwise in any manner that would interfere with the business or operations conducted by any Tenant.

                     (v) Purchaser shall indemnify and hold harmless Seller and its members, trustees, directors, officers, employees and agents from and against any and all liability, claims, losses, damages, injuries to persons or to property and expenses (including, without limitation, reasonable legal fees and disbursements) suffered by Seller or its members, trustees, directors, offices, employees or agents by reason of or resulting from the Inspection Activities.

                     (vi) All Inspection Activities shall be conducted in
              compliance with all applicable federal, state and local laws, rules, regulations, ordinances, orders and permits.

                     (vii) With respect to any inspections that Purchaser shall perform after the date hereof, Purchaser and/or its contractors shall procure the following insurance coverage to cover the risks associated with the Inspection Activities, in the minimum amounts set forth below:

                            (A) Workers Compensation Insurance in accordance
                     with statutory requirements and Employer's Liability Insurance with a minimum limit of $500,000 each accident;

                            (B) Commercial General Liability Insurance
                     (occurrence form), including premises, contractual liability, products/completed operations, independent contractors and broad form property damage coverage with the following limits of liability: Bodily Injury - $1,000,000 each occurrence; Property Damage - $1,000,000 each occurrence or $2,000,000 combined single limit;

                            (C) Comprehensive Automobile Liability Insurance,
                     including coverage for all owned, non-owned and hired automobiles used in the performance of the work with the following minimum limits of liability: Bodily Injury - $1,000,000 each occurrence; Property Damage - $1,000,000 each occurrence or $2,000,000 combined single limit; and

                            (D) Environmental/Pollution Liability, including
                     bodily injury and property damage liability associated with the removal and/or disposal of hazardous wastes and/or materials with the following minimum limits of liability:
                     Bodily Injury - $2,000,000 each occurrence; Property Damage
                     - $2,000,000 each occurrence or $4,000,000 combined single limit.

                     All insurance shall provide for thirty (30) days written
              notice prior to cancellation, shall name Seller as an additional insured, and shall provide that all liability coverage is primary and without the right of contribution from insurance carried by Seller. Prior to commencing any Inspection Activity at or on the Property, Purchaser shall submit to Seller a binder of such insurance or certificates thereof with the same force and effect as a binder.

                     (viii) Prior to commencing any environmental Inspection
              Activity at or on the Property after the date hereof, Purchaser shall provide Seller at least five (5) business days advance notice of its intent to have such Inspection Activity performed.

                     (ix) Seller shall at all times during the course of any
              Inspection Activities and after their completion have the right to inspect all Inspection Activities of Purchaser and its contractors and their subcontractors at or on the Property. Seller shall also have the right to inspect and copy all studies, reports, test results, data and other information and material collected or generated in the course of any Inspection Activities.

                     (x) Notwithstanding the provisions of Section 8(a)(i)
              hereof, no environmental Inspection Activity other than a Phase I environmental site assessment shall be performed without the prior written consent of Seller.

                     (xi) The rights granted to Purchaser under this Subsection
              8(a) are solely for informational purposes, shall in no event be construed to modify the provisions of Subsection 8(b) hereof nor shall any information obtained through such Inspection Activity be a basis for Purchaser not performing its obligations under this Agreement.

              (b) Purchaser agrees to accept the Sale Assets in their "as is", "where is" condition on the date hereof, subject to (i) reasonable use, wear, tear and natural deterioration between the date hereof and the Closing Date, and (ii) the provisions of Section 9 hereof.

Purchaser (i) has or will examine, inspect and investigate to the full satisfaction of Purchaser, the physical nature and condition of the Sale Assets,
(ii) has or will independently investigate, analyze and appraise the value and profitability of the Sale Assets, and (iii) has reviewed such other documents and materials as Purchaser has deemed advisable. Purchaser acknowledges that, except as specifically set forth in this Agreement, neither Seller, nor any real estate broker, employee, servant, agent, consultant, accountant, attorney or representative of any Seller has made any representations or warranties whatsoever regarding the subject matter of this Agreement or the transactions contemplated hereby, including without limitation, with respect to the physical nature or condition of the Sale Assets, the revenues generated by or expenses associated with the Sale Assets, zoning laws, building codes, laws and regulations, environmental matters, the violation of any laws, ordinances, rules, regulations or orders of any Governmental Authority, water, sewer or other utilities, rents or other income, expenses applicable to the Sale Assets, capital expenditures, leases, existing or future operations of the Sale Assets or any other matter or thing affecting or related to the Sale Assets or the operation thereof. In executing, delivering and/or performing this Agreement, Purchaser has not relied upon and does not rely upon, and Seller shall not be liable or bound in any manner by, express or implied warranties, guaranties, promises, statements, representations or information pertaining to any of the matters set forth above in this Section 8 or otherwise made or furnished by Seller or by any real estate broker, employee, servant, agent, consultant, accountant, attorney or any other person representing or purporting to represent Seller to whomever made or given, directly or indirectly, verbally or in writing, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth in this Agreement.

              (c) Purchaser waives and releases Seller from any present or future claims arising from or relating to the presence or alleged presence of any Hazardous Materials (as hereinafter defined) in, on, under or about the Property, including, without limitation, any claims under (i) any Environmental Laws (as hereinafter defined), (ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, (iii) this Agreement, or (iv) the common law. The terms and provisions of this Subsection 8(c) shall survive the Closing. "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "Hazardous Materials" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. '1251 et seq.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. '9601 et seq.;
(iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), '6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act,

42 U.S.C. '7401 et seq.; (vi) any imminently hazardous chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. '2601 et seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ' 1802 et seq., (ix) any hazardous substance or material identified or regulated by or under any applicable provisions of the laws of the State in which the Property is located; (x) asbestos or any asbestos containing materials; (xi) any radioactive material or substance; (xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and
(xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local laws.

       9.     Casualty and Condemnation.

              (a) If, prior to the Closing, all or any portion of the Property is damaged by fire, the elements or any other casualty or is taken by eminent domain or otherwise, then, notwithstanding anything to the contrary implied or provided by law or in equity, Purchaser shall not have the right to terminate this Agreement and (i) the parties shall proceed to the Closing in accordance with this Agreement, (ii) all proceeds or awards received by Seller, or Seller's rights to such proceeds or awards, from such taking or casualty (after deducting Seller's reasonable cost of collecting the same and any reasonable expenses that Seller shall have incurred in repairing or restoring the Property) shall be assigned by Seller to Purchaser at the Closing, and (iii) the Purchase Price shall be abated to the extent of any deductible.

       10.    Brokers.

              (a) Purchaser and Seller represent to each other that they have not dealt with any broker or finder in connection with this transaction.

              (b) Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against such Seller by any broker, or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Purchaser or Purchaser's representatives.

              (c) Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees) resulting from any claim that may be made against Purchaser by any broker, or any other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Seller or any of Seller's representatives.

              (d) The provisions of this Section 10 shall survive the Closing, or if the Closing does not occur, the termination of this Agreement.

       11. Tax Reduction Proceedings. If Seller has heretofore filed applications for the reduction of the assessed valuation of the Premises and/or instituted certiorari proceedings to review such assessed valuations for any tax years prior to the tax year of Closing, Purchaser acknowledges and agrees that Seller shall have sole control of such proceedings, including the right to withdraw, compromise and/or settle the same or cause the same to be brought on for trial and to take, conduct, withdraw and/or settle appeals, and Purchaser hereby consents to such actions as Seller may take therein. Prior to the Closing, Seller shall not withdraw, compromise or settle any such proceedings for any fiscal period in which the Proration Date occurs or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Any refund or tax savings for any year or years prior to the tax year in which the Proration Date occurs shall belong solely to Seller. Any tax savings or refund for the tax year in which the Proration Date occurs shall be prorated in accordance with Section 6 hereof between Seller and Purchaser after deduction of reasonable attorneys' fees and other reasonable expenses related to the proceeding. Purchaser and Seller shall each execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling such proceeding and collecting the amount of any refund or tax savings. If Seller receives any tax refund or credit, Seller shall, after deducting the reasonable expenses of the collection thereof, pay to Purchaser, promptly after the receipt of such funds or credit, the portion, if any, of such refund or credit to which the past and/or present Tenants of the Building may be entitled (whether by way of refund or rent credit) under the terms of their respective Leases or any other agreements). The provisions of this Section 11 shall survive the Closing.

       12. Recording Charges, Transfer Taxes, Mortgage Assumption Costs, Title Insurance Charges, Survey Costs.

              (a) At the Closing, Seller and Purchaser agree to complete, sign, acknowledge and file any and all forms required for the transactions contemplated by this Agreement with respect to transfer taxes and sales taxes.

              (b) Purchaser, on the one hand and Seller, on the other hand shall each pay at the Closing, to the appropriate recipients and in the manner required by said recipients, fifty (50%) percent of the following costs associated with the transactions contemplated by this Agreement:

                     (i)    transfer or similar taxes;

                     (ii)   sales or similar taxes;

                     (iii) any extension and/or break up fees due to a lender providing the mezzanine financing to Purchaser or to a lender providing mortgage financing to Purchaser, upon an adjournment of the Closing by Seller to a date later than December 29, 2000;

                     (iv) costs incurred in connection with the prepayment of the Mortgage including, without limitation, prepayment fees, premiums and charges and the attorney's fees and disbursements of mortgagee's counsel;

                     (v)    title insurance premiums and costs;

                     (vi)   survey costs; and

                     (vii)  recording charges;

              (c) Each party shall be responsible for the payment of its own counsel's fees and disbursements and Purchaser shall be responsible for the payment of all fees, charges and other costs it incurs with respect to any mezzanine or other financing that it obtains.

              (d) The obligations arising pursuant to this Section 12 shall survive the Closing.

       13.    Representations and Warranties.

              (a) Seller, as to itself only, represents and warrants to Purchaser that the following are true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date:

                     (i) This Agreement, including the provisions of Section 16 hereof, constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms. Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and, subject to (A) obtaining the Shareholder Ratification (as hereinafter defined) and (B) the Right of First Refusal (as said term is defined
Section 20) not having been exercised by the Tenant at the Property, will have taken all necessary actions to sell the Property to Purchaser, subject to and in accordance with the terms of this Agreement, and the execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not (a) conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any Governmental Authority with jurisdiction over Seller or the Sale Assets, including, without limitation, the United States of America, any State in which the Sale Assets are located or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator in an arbitration to which Seller is a party or by which Seller or the Property is bound or affected, or (b) violate or constitute a default under any material document or instrument to which Seller is a party or is bound or any of Seller's organizational or governing documents.

                     (ii) FUR is an unincorporated association in the form of a business trust duly organized and created under the laws of the State of Ohio.

                     (iii) Seller is not a "foreign person" as defined in the Internal Revenue Code Section 1445.

                     (iv) Seller is not a party as debtor to any insolvency or bankruptcy proceeding or assignment for the benefit of creditors.

                     (v) Seller has the full right and authority and has obtained any and all corporate consents and board of trustees approvals required to enter into this Agreement, and subject to (A) obtaining the Shareholder Ratification and (B) the Right of First Refusal, not having been exercised by the Tenant at the Property, will have obtained any and all corporate consents and board of trustee approvals required to consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein; the person signing this Agreement on behalf of Seller is authorized to do so; and this Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

              (b) Purchaser represents and warrants to Seller that the following are true and correct as of the date hereof and shall be true and correct in all material respects as of the Closing Date:

                     (i) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                     (ii) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not (a) conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any Governmental Authority with jurisdiction over Purchaser, including, without limitation, the United States of America, any State in which the Sale Assets are located or any political subdivision of either of the foregoing, or any decision or ruling of any arbitrator in an arbitration to which Purchaser is a party or by which Purchaser is bound or affected, or (b) violate or constitute a default under any material document or instrument to which Purchaser is a party or is bound or any of Purchaser's organizational or governing documents.

              (c) The above-stated representations and warranties by Seller and Purchaser shall survive the Closing for six (6) months.

       14.    Deliveries to be made on the Closing Date.

              (a) Seller's Documents: Seller, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Purchaser on the Closing Date the following instruments, documents and items:

                     (i) A duly executed and acknowledged bargain and sale deed without covenants (or its equivalent for the State in which the Property shall be located) (the "Deed").

                     (ii) A duly executed certification as to Seller's non-foreign status as prescribed in Section 18 hereof, if applicable.

                     (iii) Any consents of members, partners, shareholders or directors of Seller whose consent shall be required to authorize the sale of the Property to Purchaser, in form reasonably satisfactory to Purchaser and the Title Company.

                     (iv)   The Shareholder Ratification and the Board Consent.

                     (v) Duly executed counterparts of an Assignment and Assumption of Leases for the Property in the form of Exhibit A annexed hereto and made a part hereof.

                     (vi)   Intentionally deleted.

                     (vii) Duly executed counterparts of a Blanket Bill of Sale and Assignment in the form of Exhibit D annexed hereto and made a part hereof.

                     (viii) The Leases, Contracts and Licenses affecting the Premises that are in Seller's possession (other than those that are held by Radiant or any managing agent for the Premises and those Licenses that must remain at the Premises).

                     (ix)   The Estoppel Certificates required pursuant to
Section 17 hereof.

                     (x)    Intentionally deleted;

                     (xi) A letter to the tenants of the Premises in the form annexed hereto as Exhibit B.

                     (xii) Duly executed counterparts of all transfer tax and sales tax returns required to be signed by Seller.

                     (xiii) If the Closing shall not be a "New York style" closing, Seller shall deliver an indemnification to the Title Company pursuant to which Seller shall indemnify the Title Company against any liens that may arise from and after the Closing Date until the recordation of the Deed but only if, and to the extent that, such liens shall arise on account of matters which Seller pursuant to Section 6 hereof shall be required to pay for. Such other documents, instruments and deliveries as are otherwise required by this Agreement or required to record the Deed or reasonably required by Purchaser in order to consummate the transactions contemplated hereby, provided that any such additional documents, instruments and deliveries shall not result in Seller having any greater liabilities than are expressly provided herein.

                     (xiv) With respect to any security deposits which are other than cash or that are in the form of a letter of credit (collectively, the "Non-Cash Security Deposits"), appropriate duly executed instruments of transfer or assignment of such Non-Cash Security Deposits which are required to establish Purchaser as the new beneficiary thereunder. With respect to any Non-Cash Security Deposit in the form of a letter of credit, if such letter of credit shall not, pursuant to its terms, be assignable, Seller shall cooperate with Purchaser to obtain a replacement letter of credit with respect thereto in favor of Purchaser, and, if a replacement letter of credit is not obtained and if requested by Purchaser following the Closing, Seller shall draw on such letter of credit if the tenant for whom the same was given as a security deposit shall default under its Lease and Seller shall remit the proceeds thereof to Purchaser. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all costs, loss, damages and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and costs) but excluding consequential damages arising out of or resulting from Seller's presenting any such letter of credit for payment in accordance with Purchaser's request. The foregoing provisions shall survive the Closing.

                     (xv) A duly executed counterpart of the Assignment and Assumption of Contracts and Permits, in the form of Exhibit C annexed hereto and made a part hereof.

                     (xvi) A duly executed counterpart of a Blanket Bill of Sale and Assignment in the form of Exhibit D annexed hereto and made a part hereof pertaining to the Personalty, it being agreed that for purposes of this Agreement, the Personalty shall be deemed to have no value.

                     (xvii) Seller shall furnish at Closing any and all information that may be necessary or appropriate to enable the "real estate broker" or "real estate reporting person," within the meaning of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, to comply with the reporting requirement of Section 6045(e) of the Internal Revenue Code.

                     (xviii) Seller shall obtain and deliver to Purchaser at Closing all local customary documents required in connection with a sale of the Property, including such tax and other documents as may be necessary to record the Deed. Seller and Purchaser shall jointly retain local counsel in the States in which the Property shall be located, to advise each party as to how to comply with the provisions of this Subsection 14(a)(xviii). The cost of such local counsel shall be borne equally between Purchaser, on the one hand, and Seller on the other.

              (b) Purchaser's Documents: Purchaser, pursuant to the provisions of this Agreement, shall deliver or cause to be delivered to Seller on the Closing Date the following instruments, documents and items:

                     (i) A duly executed counterpart of the Assignment and Assumption of Leases.

                     (ii) A duly executed counterpart of the Blanket Bill of Sale and Assignment.

                     (iii) Duly executed counterparts of all transfer tax and sales tax returns required to be signed by Purchaser.

                     (iv) A consent or resolution of the members, partners, directors and shareholders, as applicable, of Purchaser authorizing the purchase of the Sale Assets, in a form reasonably satisfactory to Seller.

                     (v)    Intentionally deleted.

                     (vi) Such other documents, instruments and deliveries as are otherwise required by this Agreement or required to record the Mortgage Assumption Instrument or reasonably required by Seller in order to consummate the transactions contemplated hereby.

                     (vii) A duly executed counterpart of the Assignment and Assumption of Contracts and Permits.

       15.    Default by Purchaser or Seller.

              (a) If (i) Purchaser shall default in the payment of the Purchase Price, (ii) Purchaser shall otherwise default in the performance of any of the other terms and provisions of this Agreement on the part of Purchaser to be performed, and the Closing does not occur as a result thereof, and such default shall continue for five (5) business days after written notice to Purchaser (provided, however, notwithstanding the foregoing, time shall be of the essence with respect to Purchaser's obligation to close hereunder on such date set for Closing as to which TIME SHALL BE OF THE ESSENCE pursuant to
Section 5 hereof), or (iii) (A) Purchaser shall commence any case, proceeding or other action under any laws relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeks to have an order for relief entered with respect to it, or seeks to be adjudicated a bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeks the appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, or (B) Purchaser otherwise takes any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the acts described in clause (iii)(A), above, then in any of such cases, Purchaser shall be deemed to be in default hereunder. Purchaser acknowledges that if Purchaser shall default under this Agreement as aforesaid, Seller will suffer substantial adverse financial consequences as a result thereof. Accordingly, Seller, as its sole and absolute remedy against Purchaser, shall have the right to retain the Deposit and which Deposit shall constitute full and complete liquidated damages, it being agreed that Seller's damages are difficult, if not impossible, to ascertain, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement, except those expressly provided herein to survive the termination of this Agreement.

              (b) Except as provided in Section 16 hereof, and subject to the provisions thereof, (i) if Seller shall default in conveying the Property to Purchaser pursuant to the terms hereof on the Closing Date (provided this Agreement has not been terminated pursuant to the terms hereof), (ii) if Seller shall default hereunder for any other reason and such default shall continue for five (5) business days after written notice to Seller, Purchaser may, as its sole remedy, elect to either (x) terminate this Agreement, and direct Escrowee to return the Deposit Purchaser and Seller and Purchaser shall thereafter have no further rights or obligations under the Agreement, except those expressly provided herein to survive the termination of this Agreement, or (y) prosecute an action for specific performance of this Agreement by Seller. Any such action for specific performance must be commenced against Seller within ninety (90) days after the date that Seller shall default hereunder, it being understood that if Purchaser shall fail to commence an action for specific performance within such period of time, Purchaser shall be deemed to have waived its right to commence an action for specific performance of this Agreement.

       16.    Termination and Expense Reimbursement.

              The obligation of Seller to transfer the Sale Assets pursuant to this Agreement are contingent upon FUR, at FUR's sole cost and expense, obtaining approval for the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby from shareholders of FUR holding the requisite number of shares in accordance with the organizational and governing documents of FUR (collectively, the "Shareholder Ratification") and this Agreement shall terminate, (i) if at a meeting called for the purpose of voting on such sale and such amendments, the shareholders of FUR do not approve the sale contemplated hereby and all of such amendments, upon the date of such meeting, (ii) at the option of FUR, upon the date FUR delivers notice of termination to Purchaser, if such meeting of the shareholders of FUR has not been held on or prior to the date (the "Shareholder Approval Deadline") which is three business days prior to the date as to which time is of the essence with respect to Purchaser's obligation to close pursuant to Section 5, (iii) at the option of Purchaser, upon the date Purchaser delivers notice of termination to FUR, if such meeting of the shareholders of FUR has not been held on or prior to the date which is three business days prior to the date as to which time is of the essence with respect to Seller's obligation to close pursuant to Section 5, or (iv) at the option of FUR, to be exercised prior to the Shareholder Ratification, upon the date FUR delivers notice of termination to Purchaser, if the Board of Trustees of FUR, or a committee thereof, determines, after consultation with outside legal counsel, that it has a fiduciary duty under applicable law to accept, approve or recommend an Alternative Proposal (as defined in Section 24 below); and thereupon FUR shall promptly cause the Deposit to be returned to Purchaser. This Agreement shall then terminate and neither party shall have any further obligation to the other party under this Agreement, except for those provisions which are expressly stated herein to survive termination of this Agreement. Seller makes no representation or warranty herein that the Shareholder Ratification shall be obtained. The Board of Trustees of FUR shall recommend to the shareholders of FUR that they approve the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby, unless the Board of Trustees of FUR, or a committee thereof, determines, after consultation with outside legal counsel, that it has a fiduciary duty under applicable law to accept, approve or recommend an Alternative Proposal (as defined in Section 24 below).

       17.    Estoppel Certificates.

              Seller shall use commercially reasonable efforts to deliver to Purchaser a lease estoppel certificate (the "Tenant Estoppel Certificate") from the Tenant under the Lease, in a form reasonably required by the lender that shall be providing financing for the Property (or in such other form or containing such other information as the Tenant's lease shall require the tenant to provide). Notwithstanding the immediately preceding sentence to the contrary, any estoppel certificate that shall be delivered to Purchaser from the Tenant which is not in the form reasonably required by the lender that shall be providing financing for the Property (or in such other form or containing such other information as such Tenant's lease shall require such tenant to provide), shall qualify as an acceptable estoppel certificate provided that the Tenant's Estoppel Certificate confirms the material terms set forth in the lender's form of Tenant Estoppel Certificate. If Seller, on or before the Closing, is unable to deliver a Tenant Estoppel Certificate from the Tenant of the Property, Seller shall deliver to Purchaser, at Closing, a certificate ("Seller's Certificate"), executed by Seller, whereby Seller shall state, to the best of its knowledge, the following: (a) the rent and other charges payable by the Tenant under its Lease and the amount, if any, of the security deposit(s) held by Seller; (b) the term of the Lease and (c) that the Tenant is not in default under any of the terms of its Lease or if in default the nature of such default. The Seller's Certificate shall survive the Closing for a period of six (6) months. A

Seller's Certificate with respect to the Tenant shall expire and be of no force and effect upon Purchaser's receipt of a Tenant Estoppel Certificate consistent with the information set forth in the Seller's Certificate. In addition, Seller shall not have any liability on account of any statement in a Seller's Estoppel Certificate which shall be untrue in any material respect if Purchaser or Radiant shall know or, in connection with its management of the Property, should have known that such statement was untrue. If Seller is unable to deliver the Tenant's Estoppel Certificate and fails to deliver a Seller's Certificate in the event such Tenant's Estoppel Certificate is not obtained, and as a result thereof the lender providing the mortgage financing for the Property or the lender providing mezzanine financing shall elect not to provide the financing for the Property, Purchaser, as its sole and absolute remedy, shall have the right to elect not to purchase the Property. If Purchaser shall make such election, the Escrowee shall deliver the Deposit hereunder to Purchaser. This Agreement shall then terminate and neither party shall have any further obligation to the other party under this Agreement, except for those provisions which are expressly stated to survive termination of this Agreement.

       18.    Governmental Compliance.

              (a) FIRPTA Compliance. Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Internal Revenue Code of 1986, as amended, Section 1445, as the same may from time to time be amended, or any successor or similar law (collectively, the "FIRPTA Code"). On the Closing Date, Seller shall deliver to Purchaser certifications as to Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the FIRPTA Code, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the

Treasury in connection therewith. If Seller shall fail to deliver the foregoing certification to Purchaser at the Closing, Purchaser shall have the right to withhold ten percent (10%) of the portion of the Purchase Price allocated to Seller's property and apply the same in accordance with the requirements of the FIRPTA Code.

              (b) HSR Compliance. Seller and Purchaser will make as promptly as practicable all filings necessary, if any, under the HSR Act (as hereinafter defined) and other applicable federal, state and local antitrust, competition and other similar laws (collectively, the "Antitrust Laws") in order to obtain any required regulatory approvals, clearance or expirations of waiting periods (collectively, "Antitrust Clearance") in connection with the transactions contemplated by this Agreement. The term "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the limitations contained in the last sentence of this Subsection 18(b), Seller and Purchaser shall each use their reasonable best efforts to resolve such objections, if any, as any governmental or regulatory authorities with jurisdiction over the enforcement of any Antitrust Laws may assert under any such Antitrust Laws with respect to the transactions contemplated by this Agreement. The parties shall consult with each other when dealing with such authorities and before submitting any application or other written communication to any such authority.

       19. Merger. Except as otherwise expressly provided to the contrary in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing. The delivery and acceptance of the Deed at the Closing, without the simultaneous execution and delivery of a specific agreement which by its terms shall survive the Closing, shall be deemed to constitute full compliance by the parties with all of the terms, conditions and covenants of this Agreement on their part to be performed except for those terms, conditions and covenants which this Agreement expressly provides will be performed after the Closing.

       20.    Conditions to Closing.

              (a) Conditions to Purchaser's Obligation to Close. Purchaser's obligation to close hereunder shall be subject to the following conditions:

                     (i) Seller shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the terms, conditions and covenants required by this Agreement to be performed or complied with by Seller on or before the Closing Date. Notwithstanding anything to the contrary in any provision of this Agreement, if for any reason FUR is unable to convey to Purchaser its right, title and interest in and to the Property in accordance with the terms of this Agreement due to the fact that the Tenant at the Property has exercised its right to purchase the Property in accordance with the terms and conditions of its Lease (the "Right of First Refusal"), then this Agreement shall thereupon immediately terminate and be null, void and of no force and effect, except for those provisions which are expressly stated to survive termination of this Agreement, and Escrowee shall disburse the Deposit, together with any interest earned on such amount, to Purchaser. In addition, Purchaser agrees to deliver or cause to be delivered to Seller each Study prepared for the Property by or on behalf of Purchaser, together with all reliance letters from each provider of same which were obtained by Purchaser upon receipt of each Study.

                     (ii) All representations and warranties of Seller in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                     (iii) Any and all Antitrust Clearance required in connection with the transactions contemplated by this Agreement shall have been obtained.

                     (iv) Seller shall have obtained the Shareholder Ratification pursuant to Section 16(a) hereof and the Board Consent.

                     (v) The management of the Property by Radiant shall be undisturbed through the Closing Date, except as may be permitted under the Asset Management Agreement by reason of Radiant's default thereunder.

       The foregoing conditions under this Subsection 20(a), except for the condition in clauses (iii) and (iv), are for the benefit of Purchaser only, and Purchaser may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any abatement of, or credit against, the Purchase Price.

              (b) Conditions to Seller's Obligation to Close. Seller's obligation to close hereunder shall be subject to the following conditions:

                     (i) Purchaser shall have performed, satisfied and complied with, or tendered performance of, in all material respects, all of the covenants, agreements and conditions required by this Agreement.

                     (ii) All representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and as of the Closing Date.

                     (iii)  Intentionally deleted.

                     (iv) Any and all Antitrust Clearance required in connection with the transactions contemplated by this Agreement shall have been obtained.

                     (v) No judgment, injunction, order, decree or action by an federal, state or local government, court, or administrative or regulatory agency of competent authority preventing the sale contemplated hereby shall have become final and unappealable or shall be in effect as of the date as to which time is of the essence with respect to Purchaser's obligation to close pursuant to Section 5(a), it being understood that if this condition shall not be satisfied at Closing, this Agreement shall terminate and be null, void and of no further force and effect, and the Escrowee shall disburse the Deposit to Purchaser.

       The foregoing conditions under this Subsection 20(b), except for the condition in clause (iv), are for the benefit of Seller only, and Seller may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in the Purchase Price.

       21.    Prior to Closing.

              (a) Insurance. Until Closing, Seller shall maintain all of the insurance policies described on Schedule H-1 in full force and effect or shall obtain replacement policies that shall provide substantially equivalent coverage.

              (b) Operation. Until Closing, Seller shall operate and maintain its Property substantially in accordance with its current practices with respect to the operation and maintenance of the Property.

              (c) New Contracts. Between the date hereof and the Closing, Seller will enter into only those Contracts which Seller reasonably determines are necessary to carry out its obligations under Subsection 21(b) and which shall be cancellable on not more than thirty (30) days' written notice (without penalty, unless said Seller agrees to pay any such termination penalty at Closing).

              (d) New Leases; Lease Extensions. Between the date hereof and the Closing Date, Seller will not execute any new Leases or amend, terminate (except upon a monetary default by the tenant thereunder) or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, Purchaser's consent shall be deemed to have been given if Purchaser does not respond to a Seller within five (5) business days after Purchaser's receipt of written notice from such Seller requesting Purchaser's consent to a matter that is the subject of the provisions of this Section 21(d).

              (e) Employees. From and after the date hereof through and including the Closing or earlier termination of this Agreement, Seller shall not hire any Employees without the prior written consent of Purchaser. Each Seller shall notify Purchaser reasonably promptly if Seller hires any Employees.

              (f) Contracts. At the Closing, Purchaser shall assume the Contracts. As used herein, the term "Contracts" shall include any new contracts entered into from and after the date hereof. Seller shall notify in writing the vendors under those Contract(s) which Purchaser has not agreed to assume as of Closing that, provided that Closing occurs hereunder, the applicable Seller shall terminate such Contracts, effective as of the Closing Date; provided however, if any such non-assumed Contract does not permit Seller to terminate same prior to Closing, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of the termination.

              (g) Seller shall not, between the date hereof and the Closing Date, amend, modify, extend, renew, replace, supplement or consolidate the Mortgage without the consent of Purchaser.

              (h) Seller shall not initiate, consent to or approve any action with respect to zoning, or, unless required by law, any other governmental rules or regulations applicable to any part of the Property.

              (i) Seller maintains real estate environmental liability insurance, as more fully described on Schedule F-2. Notwithstanding the foregoing, Purchaser shall assume responsibility for the amount of any deductible applicable to the environmental liability insurance policies. Purchaser and Seller agree to cooperate with the other and to perform, execute and deliver, such documents and instruments as may be reasonably necessary in connection with any claim or other matter arising under or relating to any of the environmental insurance policies. The provisions of this Subsection 21(i) shall survive the closing.

       22. Shareholder Lawsuits. To the extent of claims by shareholders of FUR against the Purchaser, to the fullest extent allowed by law FUR hereby indemnifies Purchaser from and against any and all damages, liability, loss, cost and expense (including, without limitation, reasonable attorney's fees and disbursements) incurred in connection with such claims; provided, that the foregoing indemnification shall not extend, directly or indirectly, to Radiant Partners LLC or its principals, except that nothing in this Agreement shall modify any pre-existing obligation of FUR to indemnify Radiant Partners LLC or its principals. To effect the indemnification provided herein, FUR covenants and agrees that it has and shall maintain a net worth of at least $30,000,000 through the later of (A) 30 days after the Closing Date or (B) the resolution, after all appeals, of claims by shareholders of FUR against Purchaser. The provisions of this Section 22 shall survive the Closing of title.

       23.    Deposit.

              (a) The Deposit shall be deposited with the Escrowee and shall be held in escrow pursuant to the terms of this Agreement. Escrowee shall cause the Deposit to be deposited into an interest bearing account. Escrowee shall pay the Deposit to Seller at the Closing upon the consummation thereof or otherwise in accordance with this Agreement. If either party makes a demand upon Escrowee for delivery of the Deposit, Escrowee shall give notice to the other party of such demand. If a notice of such demand shall have been sent to the other party and a notice of objection to the proposed payment is not received from said other party within seven (7) business days after the giving of notice by Escrowee, Escrowee is hereby authorized to deliver the Deposit to the party who made the demand. If Escrowee receives a notice of objection within said period, then Escrowee shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrowee receives (i) a notice from the objecting party withdrawing the objection, or (ii) a notice signed by both parties directing disposition of the Deposit, or (iii) a judgment or order of a court of competent jurisdiction directing the payment of the Deposit.

              (b)    The parties further agree that:

                     (i) Except for its gross negligence or willful misconduct, Escrowee shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to Escrowee verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;

                     (ii) Escrowee shall not be bound in any way by any other contract or understanding between the parties hereto, whether or not Escrowee has knowledge thereof or consents thereto unless such consent is given in writing;

                     (iii) Escrowee's sole duties and responsibilities shall be to hold and disburse the Deposit in accordance with this Agreement; provided, however, that Escrowee shall have no responsibility for the clearing or collection of the check representing the Deposit;

                     (iv) Escrowee shall not be liable for any action taken or omitted by Escrowee in good faith and believed by Escrowee to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence or willful misconduct of Escrowee.

                     (v) Upon the disbursement of the Deposit in accordance with this Agreement, Escrowee shall be relieved and released from any liability under this Agreement;

                     (vi)   Escrowee may resign at any time upon at least ten
(10) days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of Escrowee, Escrowee shall deliver the Deposit to such successor escrow agent. From and after such resignation and the delivery of the Deposit to such successor escrow agent, Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, Escrowee may bring any appropriate action or proceeding for leave to deposit the Deposit with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit Escrowee shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement;

                     (vii) Seller and Purchaser hereby agree to, jointly and severally, indemnify, defend and hold Escrowee harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, Escrowee (including reasonable counsel fees and court costs) by reason of Escrowee's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of Escrowee's gross negligence or willful misconduct;

                     (viii) In the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, Escrowee shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which Escrowee shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit; and

                     (ix) Escrowee shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution or depository with whom the escrow account is maintained.

       24.    Exclusivity; Shareholder Approval and Press Releases

              (a) From and after the date hereof, no authorized officer, trustee, manager or director of FUR shall, directly or indirectly, solicit or initiate any discussions with any person or entity other than Purchaser or Purchaser's agents with a view toward the sale of all or any portion of the Sale Assets by Seller. Notwithstanding the foregoing, FUR may respond to, pursue (including by providing information relating to Seller and the Sale Assets which is non-public, confidential and/or proprietary in nature ("Evaluation Material") subject to a customary confidentiality agreement) and negotiate a bona fide proposal (an "Alternative Proposal") by any person or entity other than Purchaser, which is neither solicited nor initiated by an authorized officer, trustee, manager or director of FUR, to purchase, directly or indirectly (including, without limitation, by way of a merger, combination, consolidation, share exchange, tender offer or similar business combination transaction), any or all of the Sale Assets if the Board of Trustees of FUR or a committee thereof has determined that (i) such Alternative Proposal may be more favorable to the shareholders of FUR than the sale contemplated hereby, taking into account price, timing, closing conditions, the likelihood of completion and any other factors deemed relevant by the Board of Trustees of FUR or such committee, and (ii) the person or entity making the Alternative Proposal is reasonably likely to have the financial resources to consummate the transactions contemplated by such Alternative Proposal. FUR shall notify Purchaser if it responds to, pursues or negotiates an Alternative Proposal, shall provide Purchaser with a copy of any such written Alternative Proposal and shall keep Purchaser reasonably informed of the status of any such negotiations. Notwithstanding anything herein to the contrary, FUR retains the right to negotiate with the Tenant at the Property with respect to the Right of First Refusal.

              (b) FUR shall use its reasonable best efforts to (i) prepare and file and clear with the Securities and Exchange Commission the proxy statement and any amendments or supplements thereto required to obtain the approval of the shareholders of FUR to the sale contemplated hereby and any amendments to the organizational or governing documents of FUR necessary to consummate the sale contemplated hereby as promptly as practicable and, in any event, before the date that would allow sufficient time to declare a record date, mail proxy statements, solicit proxies and conduct a meeting of FUR's shareholders in accordance with all


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


applicable laws, rules and regulations and FUR's organizational and governing documents by no later than the Shareholder Approval Deadline, and (ii) duly call, give notice of, convene and hold such meeting on or before the Shareholder Approval Deadline.

              (c) FUR and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to the sale contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required or advisable under applicable law, rules or regulations (including, without limitation, the rules and regulations of the New York Stock Exchange).

       25.    Intentionally deleted.

       26. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given (a) when hand delivered, or (b) if sent same day or overnight recognized commercial courier service, when received, or (c) three (3) business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

       To Seller:

       c/o Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, N.Y. 10004-1980
       Attention: Steven G. Scheinfeld, Esq.

       with a copy to:

       Stroock & Stroock & Lavan LLP
       180 Maiden Lane

       New York, New York  10038-4982
       Attention:  Peter A. Miller, Esq.

       To Purchaser:

       c/o Radiant Partners LLC
       551 Fifth Avenue, Suite 1416
       New York, New York 10176

       with a copy to:

       Goldberg Weprin & Ustin LLP
       1501 Broadway
       New York, New York  10036
       Attention:  Andrew W. Albstein, Esq.

       To Escrowee:

       Stroock & Stroock & Lavan LLP
       180 Maiden Lane
       New York, New York  10038-4982
       Attention:  Peter A. Miller, Esq.

       provided, that any notice of change of address shall be effective only upon receipt.

       27. Amendments. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

       28. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (except to such matters of real estate law that must be governed by the law of the State in which the Property is located), without giving effect to principles of conflicts of law.

       29. No Offer. This document is not an offer by Seller, and under no circumstances shall this Agreement have any binding effect upon Purchaser or Seller unless and


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


until Purchaser and Seller shall each have executed this Agreement and delivered to each other executed counterparts of this Agreement.

       30. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

       32. No Third Party Beneficiaries. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

       33. Memorandum of Contract. Purchaser covenants and agrees that in no event will Purchaser record or cause to be recorded this Agreement or any memorandum hereof and that Purchaser's breach of this provision shall represent a default of the nature governed by Subsection 15(a) hereof and Seller shall have all of the rights and remedies provided under Subsection 15(a) including, without limitation, the option of terminating this Agreement and retaining the Deposit as liquidated damages.

       34. Waiver. No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

       35. Assignment. Purchaser shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of Seller, except that Purchaser may assign such rights and obligations to one or more entities with a net worth of at least $40,000,000 and with respect to which Radiant and/or its principals shall have an economic interest and maintains and/or participates in managerial control and direction of the business activities and operations of said entity (each such entity shall hereinafter be called a "Permitted Assignee"). Seller hereby approve an assignment of Purchaser's rights and obligations under this Agreement to an entity wholly owned by Radiant, Landmark Realty Advisors LLC and a minority equity investor, provided that such assignee shall have a net worth of at least $40,000,000. In the event of any proposed transfer or assignment to a Permitted Assignee, the transfer or assignment shall not be deemed effective unless and until the proposed transferee or assignee executes, acknowledges and delivers to Seller an instrument of assumption in form and consent reasonably satisfactory to Seller pursuant to which it assumes and agrees to perform all obligations of Purchaser under this Agreement with respect to the applicable Property, including, but not limited to, all obligations of Purchaser which survive the Closing hereunder, agrees to be bound by all other terms and provisions of this Agreement, confirms that all representations and warranties made by Purchaser in this Agreement are true, accurate and complete as they pertain to such transferee or assignee (subject to any exceptions thereto that are reasonably acceptable to Seller), and provides the addresses and telecopier numbers to which Notices to such transferee or assignee should be sent. Notwithstanding the above to the contrary, at Closing, Purchaser can direct that Seller deliver a deed to an entity, with respect to the Property, as Purchaser shall designate, so long as such entity is owned one hundred (100%), directly or indirectly, by Purchaser or a Permitted Assignee.

       36. Interpretation. Words of any gender used in this Agreement shall include any other gender and words in the singular shall include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the words "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. As used in this Agreement, the term "business day" means every day other than (i) Saturdays and Sundays, (ii) all days observed by the Federal or New York State governments as legal holidays, and (iii) all days on which commercial banks in New York State are required by law to be closed.

       37. Construction. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. For purposes of construction of this Agreement, provisions which are deleted or crossed out shall be treated as if never included herein.

       38. Access to Books and Records. For a period of one (1) year after the Closing, Purchaser shall give Seller and its representatives access, during normal business hours and upon reasonable prior notice to Purchaser, to such books, accounts, records and Leases relating to the Property (including the right, at Seller's expense, to make photostatic copies of same) as are reasonably necessary to enable Seller to verify any rights or obligations of Seller or Purchaser under this Agreement which survive the Closing and to enable Seller to respond to any tax inquiries or audits, or to comply with any other obligations to Governmental Authorities.

       39. Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns, if any.

       40. Waiver of Jury Trial. Each of Purchaser and Seller hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

       41. Collectibility of Checks. If the Deposit is paid by check and said check fails collection in due course, Seller, at its option, may declare this Agreement null, void and of no force and effect, and may pursue its remedies against Purchaser upon said check, or in any other manner permitted by law, such remedies being cumulative.

       42. Section Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

       43. Federal I.D. Number/Social Security Number. FUR's Federal I.D. Number is 34-6513657. Purchaser's Federal I.D. Number is being applied for.

       44. Incorporation by Reference; Inconsistency. The Schedules and Exhibits to this Agreement are incorporated herein by reference and made a part hereof.

       45. Acquisition of Ownership Interest. Seller and Purchaser agree that it may be more advantageous with respect to the Property for Purchaser to acquire a one hundred (100%) percent ownership interest in the Seller entity and/or a constituent member or principal of such entity (or, at Purchaser's election, structure such a purchase whereby Seller shall retain a record ownership interest but not a beneficial interest or economic interest in such entity) in lieu of acquiring fee simple title to the Property. In the event Purchaser shall so elect to acquire such ownership interest in lieu of acquiring fee title with respect to the Property and provided that there is no material adverse effect to Seller, then the parties agree to cooperate with each other and perform, execute and deliver, such documents and instruments as may be reasonable and customary to effect such acquisition.

       46. (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement is made and executed on behalf of FUR, by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of FUR shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of FUR for satisfaction of claims of any nature arising or in connection with this Agreement.

       (b) Notwithstanding anything contained in this Agreement to the contrary, Seller acknowledges and agrees that it has not relied upon any representations, warranties or statements made or information provided by Purchaser, and that Seller has relied on, inter alia, information provided by Radiant Partners LLC and its principals. In the event of any dispute regarding information received by Seller from Radiant Partners LLC or its principals, Seller will not seek to enforce any remedy to which they are entitled against Purchaser, but will look solely to the assets of Radiant Partners LLC and its principals, including, but not limited to their respective direct and indirect interests in the Purchaser. Except for Radiant Partners LLC and its principals, neither the Purchaser nor any holder of a legal or beneficial interest in the Purchaser shall have any obligation to Seller arising out of this Agreement except for the contractual obligations of Purchaser set forth in this Agreement.

       47. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supercedes (i) any and all prior agreements between the parties hereto, except with respect to that certain letter agreement, dated April 28, 2000, between FUR and Radiant Partners LLC ("April 28 Letter"), which April 28 Letter shall survive the Closing hereunder, and (ii) that certain letter of intent, dated June 20, 2000, by and among Radiant Partners LLC, as purchaser, and FUR, as seller, respecting such matters. This Agreement may not be modified or amended except by written agreement signed by all parties hereto.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                     SELLER:

                     FIRST UNION REAL ESTATE EQUITY AND
                     MORTGAGE INVESTMENTS, an Ohio business trust

                     By: /s/ William A. Scully
                         -------------------------------
                             Name:   William A. Scully
                             Title:  Vice Chairman

                     PURCHASER:

                     RADIANT INVESTORS LLC, a Delaware limited liability company

                     By: /s/ Daniel P. Friedman
                         -------------------------------
                             Name:   Daniel P. Friedman
                             Title:  Managing Member

Receipt of Deposit is hereby acknowledged, subject to collection

STROOCK & STROOCK & LAVAN LLP

By: /s/ Peter A. Miller
    ------------------------------------------
        Name:  Peter A. Miller, Partner